OKIN HOLLANDER & DELUCA, LLP
One Parker Plaza
Fort Lee, New Jersey 07024
(201) 947-7500
Counsel to Debtors

GIBBONS, DEL DEO, DOLAN,
GRIFFINGER & VECCHIONE
A Professional Corporation
One Riverfront Plaza
Newark, New Jersey 07102-5497
(973) 596-4500
Special Counsel to Debtors

KASOWITZ, BENSON, TORRES
& FRIEDMAN, LLP
1301 Avenue of the Americas
New York, New York 10019
Counsel to New World Coffee & Bagels, Inc.
(212) 506-1700

                         UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF NEW JERSEY

--------------------------------------------------------------------------------

IN RE:                                          Chapter 11

MANHATTAN BAGEL COMPANY, INC.,                  Case No.  97-53360 (WHG)
and I. & J. BAGEL, INC.,                                  97-55054 (WHG)

                           Debtors.             Hearing Date:  November 20, 1998
                                                               at 10:00 a.m.

--------------------------------------------------------------------------------

                     ORDER CONFIRMING DEBTORS' FIRST AMENDED
                   JOINT PLAN OF REORGANIZATION UNDER CHAPTER
                     11 OF THE BANKRUPTCY CODE, AS MODIFIED


     Manhattan Bagel Company ("MBC") and I & J Bagels, Inc. ("I&J"), debtors and debtors-in-possession herein (collectively, the "Debtors"), and New World Coffee & Bagels,

Inc. ("NWC" and, together with the Debtors, the "Proponents"), having filed with the Court the Debtors' First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code on October 13, 1998; and on November 20, 1998, the Debtors' First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified (the "Plan"), having been filed to incorporate, among other things, the Settlement Agreement with First Union National Bank ("FUNB") approved by the Court on November 19, 1998 (the "FUNB Settlement Agreement"), and the Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code with respect to the Plan having been approved on October 14, 1998 by the Order Approving First Amended Disclosure Statement and Fixing Time for Filing Acceptances or Rejections of Plan, Combined With Notice Thereof (the "Disclosure Order"); and November 20, 1998 at 10:00 a.m. having been fixed by the Disclosure Order as the date and time of the hearing (the "Confirmation Hearing") to consider final approval of the Disclosure Statement and confirmation of the Plan pursuant to Bankruptcy Code sections 1125, 1128 and 1129, and Rule 3017 of the Federal Rules of Bankruptcy Procedure ("Bankruptcy Rules"); and it appearing from the 2 separately filed Certifications of Service of Logan & Company, Inc., that due notice of the Confirmation Hearing having been given by mail to all known holders of Claims against or Interests in the Debtors, and all franchisees and nondebtor parties to executory contracts and nonresidential real property leases (except as otherwise noted on the record at the Confirmation Hearing), in accordance with the Disclosure Order, and applicable law, and that the solicitation of acceptances or rejections from holders of Claims against or Interests in the Debtor having been made in the manner required under the Disclosure Order and by applicable law; and upon the filed Certification of Logan and Company with respect to the tabulation of ballots cast in favor of and in opposition to the Plan, pursuant to D.N.J. LBR 3018; and any objections to confirmation of the Plan having been settled, adjourned or otherwise overruled; and after hearing the arguments of counsel and upon the record of all proceedings held herein; and after due deliberation and good and sufficient cause appearing therefor;

     IT IS, on this _____ day of November, 1998;

     FOUND that:

     (A) The Plan complies with the applicable provisions of the Bankruptcy
Code.

     (B) The Plan, as modified, does not adversely change the treatment of the claim of any impaired class of creditors who has not accepted the terms of the modification.

     (C) The Plan, as modified, shall become the plan of reorganization for the Debtors.

     (D) The Debtors and NWC, as the co-proponents of the Plan, have complied with the applicable provisions of the Bankruptcy Code.

     (E) The Plan has been proposed in good faith and not by any means forbidden by law, and NWC has acted in good faith and is entitled to the protections of section 363(m) of the Bankruptcy Code.

     (F) The Debtors and NWC have disclosed to the Court any payments made or promised for services or for costs and expenses in connection with this case or the Plan and such payments have been approved by, or are subject to the approval of, the Court as reasonable.

     (G) The Debtors have disclosed in the Disclosure Statement and at the Confirmation Hearing the identity of the officers and directors of the Debtors post-Effective Date, and the services of such persons is in accordance with the interests of creditors.

     (H) The provisions of Bankruptcy Code section 1129(a)(6) are inapplicable to this case.

     (I) With respect to each impaired class of Claims or Interests under the Plan, each Holder of a Claim or Interest of such class (i) has either accepted the Plan, or (ii) will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

     (J) The treatment of Administrative Expense Claims and Priority Claims under the Plan complies with the provisions of Bankruptcy Code section 1129(a)(9).

     (K) At least one impaired Class of Claims has accepted the Plan, as determined without including any acceptance of the Plan by any insider holding a Claim in such Class. Class 2 under the Plan is impaired and, by virtue of the FUNB Settlement Agreement, said Class has duly accepted the Plan by a vote of 100% in amount of Claims and 100% in number of claimants in said Class. For cause shown, FUNB is authorized to withdraw its rejection of the Plan and is deemed to have accepted the Plan. Class 3 under the Plan is impaired and said Class has duly accepted the Plan by a vote of 100% in amount of Claims and 100% in number of claimants in said Class. Class 4 under the Plan is impaired and said Class has duly accepted the Plan by a vote of 100% in amount of Claims and 100% in number of claimants in said Class. Class 5 under the Plan is impaired and said Class has duly accepted the Plan by a vote of

98.05% in amount of Claims and 92.86% in number of claimants in said Class. Class 6 under the Plan is impaired and said Class has duly accepted the Plan by a vote of 100% in amount of Claims and 100% in number of claimants in said Class.

     (L) The Plan is a plan of reorganization and the provisions of Bankruptcy Code section 1129(a)(11) are satisfied.

     (M) All fees payable under section 1930 of title 28 of the United States Code have been paid or the Plan provides for the payment of all such fees on the Effective Date or as soon as practicable thereafter.

     (N) The Plan provides that all obligations for the payment of retiree benefits shall continue, in compliance with Bankruptcy Code section 1129(a)(13).

     (O) Classes 7 and 8 under the Plan are impaired; because the Plan provides that the Claims and Interests of Classes 7 and 8 do not entitle the Holders of such Claims and Interests to receive or retain any property under the Plan on account thereof, Classes 7 and 8 are deemed not to have accepted the Plan. With respect to Classes 7 and 8 under the Plan, the Plan meets the requirements of section 1129(b) of the Bankruptcy Code, insofar as the Plan does not discriminate unfairly, and is fair and equitable, with respect to each of such Classes.

     (P) The procedures by which the Ballots were tabulated were fair, properly conducted, and complied with the applicable law.

     (Q) The Debtor shall act as Disbursing Agent solely for the payment of Allowed Administrative Claims, Priority Tax Claims, Allowed Priority Claims and Classes 1, 2, 3, 4 and 6 Claims. The Trustee of the Unsecured Creditor Trust will serve as Disbursing Agent for payment of all Claims in Classes 5, 7 and 8.

     (R) Pursuant to 28 U.S.C. ss. 157(b)(3), the Confirmation Hearing and all matters adjudged and decreed in this Order shall be deemed to be core proceedings under 28 U.S.C. ss. 157(b)(2)(L).

     (S) The transactions set forth in the Amended Acquisition Agreement are fair and reasonable, NWC is a good faith purchaser under section 363(m) of the Bankruptcy Code and is entitled to the protections thereunder, and the Consideration is adequate in all respects.

     ORDERED, ADJUDGED AND DECREED that:

     1. The Plan, as modified, is deemed accepted by all claimants who have previously accepted the Plan.

     2. The Plan, a copy of which is annexed hereto as Exhibit A, constitutes the plan of reorganization for the Debtors.

     3. The Plan be, and hereby is, confirmed, in each and every respect pursuant to the provisions of section 1129 of the Bankruptcy Code, provided, however, that if there is any conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control. Except as otherwise provided on the record at the Confirmation Hearing, all objections and responses to, and statements and comments in response to, the Plan, other than those withdrawn with prejudice in their entirety prior to or on the record at the Confirmation Hearing shall be, and hereby are, expressly overruled.

     4. No additional disclosure of the Plan, as modified, is required under section 1125 of the Bankruptcy Code.

     5. The Debtors and Reorganized Debtors and their officers and directors be, and they hereby are, authorized and directed to execute, deliver, file or record all documents and instruments, including but not limited to the Amended Acquisition Agreement annexed hereto as Exhibit B, and to take all action necessary or appropriate to implement, effectuate and consummate the Plan, without further application to or order of this Court and without further action or approval of the Board of Directors or shareholders of the Debtors. Any officer of the Debtors is hereby authorized to execute and deliver any and all documents and instruments necessary or appropriate to consummate the Amended Acquisition Agreement and the Plan.

     6. The Debtors and the Reorganized Debtors and their officers and directors be, and they hereby are, authorized and directed to enter into, and to do and perform all acts, to make, execute and deliver all instruments and documents and to pay all fees, costs, expenses and other amounts, which may be required to implement and effectuate the Plan and the Amended Acquisition Agreement.

     7. The Plan and its provisions shall be binding upon the Debtors, any entity acquiring property under the Plan, and any holder of a Claim against or Interest in the Debtors, whether or not the Claim or the Interest of such creditor or equity security holder is impaired under the Plan and whether or not such creditor or equity security holder has voted, or is deemed to have voted for or against the Plan.

     8. The motion seeking approval of the FUNB Settlement Agreement, a copy of which is annexed as Exhibit A to the Plan (which Plan is annexed hereto as Exhibit A), is hereby granted in all respects.

     9. Pursuant to Fed.R.Bankr.P. 9019, the FUNB Settlement Agreement is hereby approved in all respects. The Debtors and the Official Committee of Unsecured Creditors of

MBC (the "Committee"), are hereby authorized and empowered to take any and all action necessary and appropriate to consummate the FUNB Settlement Agreement.

     10. Pursuant to Fed.R.Bankr.P. 3018(a), FUNB's prior rejection of the Plan is hereby withdrawn and FUNB is hereby deemed to have accepted the Plan, as modified, to incorporate the Settlement Agreement, and FUNB shall be deemed to have filed an amended ballot reflecting its acceptance of the Plan as modified.

     11. Pursuant to section 1141 of the Bankruptcy Code, all Claims against or Interest in the Debtors shall be forever barred and discharged and deemed satisfied upon entry of the within Confirmation Order. As of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or liability, or any interest against, the Debtors affected by the Plan and the Amended Acquisition Agreement are enjoined from taking any actions to collect or recover in any manner on account of any such Claims, debts, liabilities or interests, from any or all of the Assets, or against the Debtors, the Reorganized Debtors and NWC, except as otherwise provided in the Plan and the Amended Acquisition Agreement.

     12. The issuance of all securities under the Amended Acquisition Agreement and the Plan, including the Promissory Note, Warrants and Note issued to the senior lender, and NWC Common Stock, be, and hereby are, exempt from registration requirements pursuant to section 1145 of the Bankruptcy Code.

     13. Pursuant to the Plan and section 1146(c) of the Bankruptcy Code, (i) the issuance, transfer, or exchange of securities or other property under the Plan, (ii) the making, delivery, filing or recording of any deed or other instrument of transfer under the Plan, and (iii) the creation, transfer, filing or recording of any mortgage, deed of trust, financing statement, other security interest or document of instrument of transfer under, in furtherance of, or in connection with the Plan, shall not be taxed under any state or local law imposing a stamp tax or similar tax, real estate tax, conveyance, filing or transfer fees, mortgage, recording or other similar tax or other governmental assessment. All recording offices and other entities whose duties include recordation of documents lodged for recording shall record, file and accept such documents delivered under the Plan and Amended Acquisition Agreement without the imposition of any charge, fee, governmental assessment or tax.

     14. Pursuant to the Amended Acquisition Agreement and the Plan, all Old Common Stock Interests in the Debtors, as well as any Claims arising from rescission of a purchase or sale of a security of the Debtors or an affiliate of the Debtors, for damages arising from the purchase or sale of such a security, or the reimbursement or contribution allowed on account of such claim and all options and warrants to purchase Old Common Stock shall be extinguished, terminated and otherwise cancelled on the Effective Date.

     15. All applications pursuant to sections 330 and 503(b) of the Bankruptcy Code for final allowance of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date shall be filed with the Court and served upon the Debtors, counsel for the Debtors, Okin, Hollander & DeLuca, LLP, One Parker Plaza, Fort Lee, New Jersey 07024, Attn: Paul S. Hollander, Esq.; and counsel for New World Coffee & Bagels, Inc., Kasowitz, Benson, Torres & Friedman, LLP, 1301 Avenue of the Americas, New York, New York 10019, Attn:
David S. Rosner, Esq., no later than 60 days after the Confirmation Date of the Plan. The Debtors shall mail to all professionals retained by the Debtors and the Committee pursuant to section 327 of the Bankruptcy Code, and to all parties who have filed with the Court and served upon counsel for the Debtors a notice of appearance in this case, a conformed copy of this Order within 14 days from the date of this Order as notice of the deadline for filing fee applications set forth in this decretal paragraph, which shall be and is hereby deemed to be good and sufficient notice thereof. The Debtors shall deposit in a segregated account within 5 days of this Order the estimated amount of unpaid fees and expenses of Professionals as of the date of the Confirmation Hearing, which funds shall be used solely to pay Allowed Administrative Claims of Professionals with any excess after making such payments to revest in the Reorganized Debtor. Promptly upon the allowance of compensation and reimbursement of expenses to such professionals, payment shall be made by the Debtors. Notwithstanding anything contained in this Confirmation Order, fees incurred up through the Confirmation Order shall be paid in accordance with the Administrative Order filed on March 9, 1998.

     16. Except as to certain Franchise Agreements which are subject to a motion pending as of the Confirmation Hearing to reject said Franchise Agreements, all Franchise Agreements in force and effect as of the Confirmation Date, shall be assumed by MBC as of the Effective Date, which assumption is hereby approved.

     17. Confirmation of the Plan shall not act as the assumption of any franchisee agreement which is subject to a motion pending as of the Confirmation Date to reject that franchise agreement.

     18. Pursuant to the Plan and section 365 of the Bankruptcy Code, all existing and unexpired leases of nonresidential real property entered into by the Debtors which relate to any property occupied by the nondebtor party to any Franchise Agreement, are authorized to be assumed by the Debtors or assumed and assigned by the Debtors to the to the nondebtor party to the Franchise Agreement which is in possession of the leased premises as of the Effective Date, as set forth on Exhibit C annexed hereto.

     19. That the assumption and, in some cases, assignment of the unassumed executory contracts and leases, as more particularly described on Exhibit D annexed hereto, be, and the same hereby is, approved as of the Effective Date, including, without limitation, those executory contracts set forth on Exhibit D annexed hereto.

     20. The rejection of all other unexpired leases or executory contracts to be rejected in accordance with the Plan is hereby approved as of the Effective Date, including, without limitation,, those executory contracts set forth on Exhibit E annexed hereto.

     21. All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases pursuant to the Plan shall be filed with the Court and served upon counsel for the Debtors at the address listed above and counsel for the Committee, Shanley & Fisher, PC 131 Madison Avenue, Morristown, NJ 07962 attn. Robert Malone, Esq., so as to be received no later than 30 days after the Effective Date, or such Claims shall be forever barred.

     22. All of the Debtors' rights to any security deposits under any assigned lease of nonresidential real property shall be, and hereby are, assigned to the respective franchisees only to the extent that a franchisee has placed a deposit in an equal amount with the Debtors and the Debtors' liability to said franchisees is hereby extinguished in the same amount. The assignment of any lease on nonresidential real property hereunder shall (i) merge the subtenant's rights under any sublease with the Debtors, and (ii) release the Debtors from any further obligations with respect to any such sublease.

     23. The Court shall retain jurisdiction (i) over the Debtors' chapter 11 cases in accordance with the provisions of the Plan and section 1142 of the Bankruptcy Code, (ii) over the Unsecured Creditor Trust and the Trustee, and
(iii) to determine any and all proceedings and contested matters in this case whether or not pending as of the Effective Date.

     24. In accordance with the provisions of D.N.J. LBR 3022, these cases shall be closed within six (6) months of the date hereof.

     25. The Bankruptcy Court shall retain jurisdiction over all adversary proceedings, motions or contested matters arising from these Cases or which are filed pursuant to the Plan.

     26. FUNB shall cooperate with the Debtors and NWC to effectuate the terms of this Order and the FUNB Settlement Agreement. Upon FUNB's receipt of payment, in full, of the amounts set forth in paragraph 1A of the FUNB Settlement Agreement, FUNB shall terminate and otherwise release (through the filing of UCC-3 statements and otherwise) any and all liens and security interests in and to the assets of the Debtors.

     27. Notice of the entry of the within Order and the Effective Date shall be published by the Debtors one (1) time in the National Edition of The New York Times within 14 days of the Effective Date, substantially in the form annexed hereto as Exhibit E, which notice is hereby approved and shall be deemed sufficient for all purposes.

     28. The Debtors shall serve copies of the within Confirmation Order on each party that has filed a notice of appearance in these Cases and on each party who filed an objection or response to the Plan, no later than 14 days after entry of the within Confirmation Order.

     29. Within 10 days of the Effective Date, the Debtors shall serve a copy of the notice substantially in the form attached hereto as Exhibit F ("Creditor Notice"), upon all of the Debtors' creditors, which notice is hereby approved and shall be deemed sufficient for all purposes. In addition to the Creditor Notice, the Debtors shall also serve upon the nondebtor parties to nonresidential real property leases and executory contracts, within 10 days after the Effective Date, the schedules of assumed, assumed and assigned or rejected contracts and leases, which notice shall be deemed good and sufficient notice of the Debtors' assumption, assumption and assignment or rejection of said contract or lease and the deadline for filing proofs of claim with respect to said rejected contracts and leases.

     30. All transactions, including the Amended Acquisition Agreement, effected by the Debtors from and including the Filing of the Cases through the Confirmation Date are hereby ratified.

     31. The transactions set forth in the Amended Acquisition Agreement are fair and reasonable, NWC is a good faith purchaser under section 363(m) of the Bankruptcy Code and is entitled to the protections thereunder, and the Consideration is adequate in all respects. After entry of the Confirmation Order, all creditors and interest holders shall be enjoined and restrained from commencing or continuing any action or proceeding arising out of or related to the consummation of the transactions contemplated by the Plan, the FUNB Settlement Agreement and the Amended Acquisition Agreement.

     32. Upon the liquidation of the Unsecured Creditors Trust, the Committee shall disband.

     33. Notwithstanding the provisions of the Plan, the Unsecured Creditors Trust Agreement shall be created of said Unsecured Creditors Trust Agreement shall be created and the Trustee of the Unsecured Creditor Trust shall be designated and approved by the Bankruptcy Court no later than 30 days after the Effective Date and Shanley & Fisher, as attorneys for the Committee, shall act as Escrow Agent for purposes of holding the stock and other Consideration allocable to General Unsecured Claims under the Plan.

     34. Neither the Debtors, the Committee, nor any of their officers, directors, members, employees, advisors, consultants, attorneys, affiliates or agents shall have or incur any liability to any Holder of a Claim or Interest or to NWC for any act or omission in connection with, or arising out of, the cases, the confirmation or consummation of the Plan or the transactions contemplated by the Amended Acquisition Agreement or the administration of the Case or Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Neither the Debtors, the Committee, nor NWC shall have any liability or responsibility for the assets in the Unsecured Creditor Trust.

     35. If the Effective Date does not occur by January 31, 1999, the Debtors or Committee may apply to vacate this Confirmation Order. If this Order is vacated, the Debtors shall be restored to debtors-in-possession under Chapter
11. If this Order is vacated, the Debtors shall have (i) the exclusive right to file a plan of reorganization for a period of 30 days after entry of an order vacating this Confirmation Order, without prejudice to apply for further extensions, (ii) the exclusive right to solicit acceptances of any such plan, and (iii) the time within which the Debtors may assume or reject unexpired leases and executory contracts shall be extended for 30 days after of any such order.

     36. This is a final, appealable order and Bankruptcy Rule 7062 shall not be deemed effective to in any way delay or stay the effectiveness and enforceability of this Order as of the date of its entry.


                                             ------------------------------
                                             HONORABLE WILLIAM H. GINDIN
                                             UNITED STATES BANKRUPTCY JUDGE

                                                                         ANNEX A

                                   TERM SHEET

     1. First Union and MBC will  stipulate to the allowed  amounts of principal
and  interest  due  on  the  EDA  Loan  and  the  Revolver   (collectively   the
"Indebtedness") as of June 30, 1998 as follows:

          EDA Loan
                   Principal:              $2,888,101.00
                   Interest:                   -0-


          Revolver
                   Principal                 $576,211.00
                   Interest                    [TBS]

The following amounts have been calculated at the respective contract rates of interest and are subject to audit to verify that MBC has received proper credit for all payments received by First Union from third parties which represent the proceeds of collateral. First Union will agree waive any right to assert default rates of interest, late charges, attorneys fees and expenses or other costs of collection through the date of the stipulation and thereafter may only seek to assert default rates of interest, late charges, attorneys fees and expenses or after costs of collection in the event of a subsequent default in the terms of loan documents as modified by the stipulation.

     2. MBC and I&J will agree that as of the date of the stipulation they have no defenses, offsets, set-offs, claims or counterclaims to the Indebtedness and to the extent such defenses, offsets, claims or counterclaims may exist they shall be waived, released and discharged, such release to extend to First Union, its shareholders, directors, officers, employees, attorneys, accountants or agents.

     3. First Union will, agree that as of the date of the stipulation, except for its right to be repaid the Indebtedness in accordance with the terms of the pre-petition loan documents as modified by the stipulation, it has no other claims or causes of action against MBC or I&J, their respective shareholders, directors, officers, employees, attorneys, accountants, consultants or agents and to the extent such claims or causes of action may exist they shall be waived, released and discharged.

     4. MBC and I&J will stipulate to the validity and extent of First Union's liens with respect to the collateral (the "Collateral") described in the applicable pre-petition loan documents as follows:

          (i) all collateral where perfection is dependent upon the filing of a UCC-1 financing statement and as of the respective petition dates First Union filed appropriate UCC-1. financing statements;

          (ii) all collateral where perfection is dependent upon a recording with a local recorder of deeds or other instruments affecting real estate and as of the respective petition dates First Union filed the appropriate instruments; and

         (iii) all collateral where perfection is dependent upon First Union taking possession thereof and as of the respective petition dates First Union had physical possession of such collateral.

     5. MBC will agree that as of the petition date in the MBC case and continuing through the date of the stipulation, the value of the Collateral in which First Union holds a valid lien was greater than the Indebtedness and that First Union's claim with respect to the Indebtedness is a fully secured allowed claim in MBC Chapter 11 case. I&J will stipulate that First Union's claim in its Chapter 11 case is valid secured claim to the extent of the value of the collateral therefor and is a valid unsecured claim for any amounts in excess of the value of the collateral.

     6. The EDA loan shall be reinstated in all respects except that its maturity date may be accelerated as hereinafter provided. The interest rate and payment terms shall continue as set forth in the EDA loan documents except that so long as First Union is the holder of the EDA Bonds it shall have the right to accelerate the maturity date of the Bonds to the earlier of (i) June 30, 2000; or (ii) twelve (12) months after the effective date of an MBC plan of reorganization. To the extent the original EDA loan documents or any amendments thereto contain financial, affirmative or negative covenants or default provisions which are presently violated or otherwise inconsistent with MBC and I&J's status as Chapter 11. debtors they will be revised so that upon entry of the stipulation there will not exist any event which, with or without the passage of time or the giving of notice, will cause MBC to be in default under the EDA Bonds. Any arrearages in payments due under the sinking fund for the EDA Bonds shall be brought current immediately upon approval of the stipulation by the Court. The EDA

Bonds shall be repayable at any time without any penalty or premium. First Union will consent to and cooperate with MBC in the remarketing of the EDA Bonds to an entity designated by MBC so long as the purchase price to be paid to FUNB is equal to the principal balance due on the EDA Bonds plus accrued interest to the date of transfer.

     7. Upon approval of the stipulation by the Court, $476,665.00 of the proceeds received by First Union from the settlement of the Ranch One note pursuant to the Order Approving Stipulation and Agreement of Settlement dated March 19, 1998 shall be readvanced to MBC as additional cash collateral available for use by MBC and I&J and the principal balance of the Revolver, as set forth in paragraph 1 above shall, as of the date such amount is advanced to MBC, be increased to reflect much advance.

     8. MBC will pay, on a monthly basis, interest in arrears at the contract rate on the unpaid principal balance of the Revolver. Any arrearages in the payment of interest due on the Revolver shall be brought current immediately upon approval of the stipulation by the Court. So long as First Union is the holder of the Revolver indebtedness it shall have the right to (i) accelerate the maturity of the Revolver to the earlier of (y) June 30, 2000; or (z) twelve
(12) months after the effective date of an MBC plan of reorganization; and (ii) to require that the principal amount of the Revolver, if not sooner paid, be reduced as follows:

                   by June 30, 1999 to no more than  $750,000.00
                   by Dec. 31, 2000 to no more than  $500,000.00
                   by March 31, 2000 to no  more than $250,000.00

To the extent that the Revolver loan documents or any amendments thereto contain financial, affirmative or negative covenants or default provisions which are presently violated or otherwise inconsistent with MBC and I&J's status as Chapter 11 debtors they will be revised so that upon entry of the stipulation there will not exist any event which, with or without the passage of time or the giving of notice, will cause MBC to be in default under the Revolver.

     9. First Union will consent to MBC and I&J's continued use of cash collateral in their Chapter 11 cases consistent with MBC business plans as the same may be amended from time to time. First Union will be granted a replacement lien to the same extent and in the same priority as First Union's pre-petition liens on the Collateral. So long as MBC is not in default of its obligation under the stipulation First Union agrees not to oppose the Debtors pending or future requests for extensions of its exclusive periods.

     10. Commencing as of July 1, 1998 the proceeds from sales of First Union's Collateral or other assets of MBC or I&J (other than a sale of substantially all of the assets of MBC which shall be governed by paragraph 11 below) shall be applied first to reimburse all third party expenses (a "Third Party Expense") incurred in connection with the sale and thereafter as follows: (i) the first One Million 00/100 ($l,000,000.00) Dollars in proceeds will be divided one-half (1/2) to First Union and one-half (1/2) to MBC; (ii) proceeds in excess of One Million 00/100 ($1,000,000.00) Dollars shall go to First Union until the principal amount of the Revolver


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

and any accrued but unpaid interest on the Revolver has been paid in full and thereafter such proceeds shall be paid to MBC except for any net proceeds from the sale of MBC's Eatontown manufacturing facility which shall be applied to reduce the EDA loan. Except for a sale of substantially all of the assets of MBC, First Union agrees to consent to the sale of portions of its Collateral and to not oppose the sale of other assets of the MBC and I&J pursuant to 11 U.S.C. 363(f), free and clear of First Union's liens with the proceeds thereof to be allocated as set forth above.

     11. Notwithstanding the provisions of paragraph 10 above, MBC agrees that in the event of a sale of substantially all of its assets all of the net proceeds thereof shall be applied to reduce the Indebtedness.

     12. Notwithstanding the provisions of paragraphs 10 and 11 above the following provisions will apply with respect to the $6,000,000.00 in promissory notes ( collectively the "Gershberg Notes") executed and delivered to MBC pursuant to the loan agreement between Bagel Bros. Bakery & Deli, Inc., ("Bagel Bros.") et al., as borrower and MBC, as lender, dated as of June 28, 1996. In the event, MBC recovers money on account of its claims under the Gershberg Notes or on account of that portion of MBC's claims in the Chapter 11 case of Bagel Bros., et al. which are allocable to the Gershberg Notes the net proceeds recovered on account thereof shall be allocated in accordance with the provisions of paragraph 10 above. In the event, the final resolution of the claims which MBC is pursuing on account of the Gershberg Notes results in MBC

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

taking back any of the collateral for the Gershberg Notes or becoming the owner of the corporate stock which secures the Gershberg Notes, the cash and non cash proceeds (i.e. notes taken back from subsequent third party purchasers of the collateral) of the liquidation of the collateral for the Gershberg Notes shall be allocated as between MBC and First Union as set forth in paragraph 10 above as if the cash and non cash proceeds of the collateral for the Gershberg Notes were part of First Union's Collateral. In the event the resolution of MBC's claims under the Gershberg Notes results in a settlement pursuant to which MBC or a third party designated by MBC pays the obligors of the Gershberg Notes or their affiliates value to acquire the collateral securing the Gershberg Notes, or the corporate stock of the makers thereof, such payment shall be reimbursed to the party advancing same from the proceeds of the sale of the collateral for the Gershberg Notes as a Third Party Expense as provided for in paragraph 10 above.

     13. MBC and I&J agree that any plan of reorganization that they file will incorporate the terms and conditions of the stipulation to be entered by the Court. MBC agrees that it will not attempt to further restructure the Indebtedness beyond the restructuring contemplated hereby. In the event MBC exclusive period to file a plan is hereafter terminated and an entity other than MBC files a plan, First Union will have the right to accelerate the maturity dates of the EDA loan and the Revolver to the date on which such third party plan is confirmed. First Union shall also have the right to accelerate the maturity dates of the

EDA loan and the Revolver if MBC case is converted to Chapter 7.

     14. Provided any plan of reorganization filed by MBC or I&J, jointly or with a plan proponent, proposes to pay the Indebtedness in accordance with the terms and conditions of the stipulation First Union agrees to accept and vote for such plan.

     15. The stipulation will be binding upon MBC, I&J, First Union and any trustee appointed in Chapter 11 or in a conversion to Chapter 7.

     16. Each party to bear its own legal expenses except in the event of a future default in which event the non-defaulting party will be entitled to receive their legal fees.

     17. Pending the entry of an order approving the stipulation, and such order becoming final, First Union agrees that MBC and I&J's time to object to its claims as provided for in the Order Approving Stipulation and Agreement dated March 13, 1998 shall be extended until (i) the order approving the stipulation becomes final; or (ii) if the stipulation is not approved by the Bankruptcy Court or any court authorized to hear appeals therefrom then for a period of ten
(10) days after the order disapproving the stipulation becomes final.

     18. This Term Sheet constitutes a settlement proposal and any discussions in furtherance thereof are made pursuant to Fed. R. Civ. P. 408 and as such shall not be admissible into evidence or otherwise offered or referred to in any pending or future proceeding between MBC and I&J and First Union.



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